Exhibit 10.44

SHAREHOLDER LOCK-UP AGREEMENT

This Shareholder Lock-up Agreement (this “Agreement”) is dated as of [●], 2025, by and among Welsbach Technology Metals Acquisition Corp., a Delaware corporation (“Acquiror”), EVOLUTION METALS LLC, a Delaware limited liability company (the “Company”), Welsbach Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), NiCo Metals Group, LLC, a Missouri limited liability company (the “Shareholder”) . Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

Whereas, as of the date hereof, the Shareholder is the holder of record and “beneficial owners” (within the meaning of Rule 13d-3 of the Exchange Act) of all issued and outstanding shares of common stock of Critical Mineral Recovery, Inc., a Missouri corporation (“CMR”) in such number as indicated opposite the Shareholder’s name on Schedule I attached hereto (all such shares, together with any shares of CMR stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired (including by way of tender offer) by the Shareholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Shares”);

Whereas, Acquiror, WTMA Merger Subsidiary Corp., a Delaware corporation, and the Company entered into an Agreement and Plan of Merger, dated April 1, 2024, amended and restated on November 6, 2024, amended by the Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated November 11, 2024, and amended by the Amendment No. 2 to Amended and Restated Agreement and Plan of Merger, dated February [●], 2025 (as may be amended from time to time, the “Business Combination Agreement”);

Whereas, pursuant to the Business Combination Agreement, among other things, (i) WTMA Merger Subsidiary LLC (“Merger Sub”) will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirectly wholly owned subsidiary of Acquiror; (ii) Acquiror will change its name to “Evolution Metals & Technologies Corp.” and continue as a publicly traded corporation, in each case, on the terms and subject to the conditions set forth therein; (iii) in connection with the Precedent Transactions, the Company will form a Delaware limited liability company (“New LLC”) and contribute its right to acquire CMR, pursuant to that certain Investment Agreement, between the Company and Rob Feldman, dated August 22, 2024, to New LLC in exchange for all of the interests of New LLC; thereafter, the Company will redeem Company Membership Units from Acquiror in exchange for a distribution of the New LLC Interests; thereafter, New LLC will form a wholly owned Delaware corporate subsidiary (“Merger Sub 3”) and wholly owned Delaware limited liability company (“Merger Sub 4”); thereafter, Merger Sub 3 will merge with and into CMR, with CMR surviving as a wholly owned subsidiary of New LLC and the Shareholder will receive (A) Acquiror Common Shares with an anticipated value of $225,000,000 (“CMR Merger 1”) and (B) cash in an amount of $125,000,000. Cash in an amount up to $50,000,000 will be used to repay CMR’s Indebtedness in consideration for such merger; thereafter, CMR will merge with and into Merger Sub 4, with Merger Sub 4 surviving as a wholly owned subsidiary of New LLC (“CMR Merger 2”, together with CMR Merger 1, the “CMR Mergers”);

Whereas, in connection with the Merger, the Precedent Transactions and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), and for other good consideration, the parties hereto desire to enter into this Agreement pursuant to the terms and conditions set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SHAREHOLDER SUPPORT; COVENANTS

Section 1.1 No Pre-Closing Transfer.  During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with the terms thereof (the earlier of clauses (a) and (b), the “Expiration Time”), the Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to any Subject Shares owned by the Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares owned by the Shareholder or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) to (iii) collectively, a “Transfer”).

Section 1.2 New Shares.  In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to the Shareholder after the date of this Agreement pursuant to any share distribution, share split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) the Shareholder purchases or otherwise acquires (including by way of tender offer) beneficial ownership of any Subject Shares or (c) the Shareholder acquires (including by way of tender offer) the right to vote or share in the voting of any Subject Shares (collectively, the “New Securities”), then such New Securities acquired (including by way of tender offer) or purchased by the Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by the Shareholder as of the date hereof.

Article II
Shareholder LOCK-UP; COVENANTS

Section 2.1 Lock-up Restriction.  The Shareholder agrees not to, without the prior written consent of the Company and the Board of Directors of Acquiror, Transfer any Acquiror Securities (as defined below), in each case, until the earlier of (a) the third anniversary of Closing and (b) the date on which the Closing Price per share of Acquiror Common Shares equals or exceeds $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period; provided, however, that fifty percent (50%) of Acquiror Securities held by the Shareholder shall remain subject to the restriction in the foregoing (a) (the “Lock-Up Period”). “Trading Day” means any day on which Acquiror Common Shares are tradeable on the principal securities exchange or securities market on which Acquiror Common Shares are then traded.

Section 2.2 Exceptions to Lock-up Restriction.  The restrictions set out in Section 2.1 above shall not apply to:

(a) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(b) in the case of an individual, Transfers pursuant to a qualified domestic relations order or divorce settlement;

(c) in the case of an entity, Transfers by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(d) transactions relating to Acquiror Securities acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(e) the exercise of any options or warrants to purchase Acquiror Securities (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(f) Transfers (including forfeitures) (x) to Acquiror to satisfy tax withholding obligations pursuant to equity incentive plans or arrangements of Acquiror or (y) pursuant to an escrow arrangement with Acquiror with respect to tax withholding obligations pursuant to the Code;

(g) Transfers to Acquiror pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Acquiror or forfeiture of the Shareholder’s Acquiror Securities in connection with the termination of the Shareholder’s service to Acquiror;

(h) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that (a) no sales of Acquiror Securities, shall be made by the Shareholder pursuant to such Trading Plan during the Lock-Up Period, and (b)(x) no public announcement or filing shall be made voluntarily regarding such plan during the Lock-Up Period or (y) if any public announcement is required of or voluntarily made by or on behalf of the Shareholder or Acquiror regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up Period;

(i) transactions in the event of completion of a liquidation, merger, consolidation, exchange, reorganization, tender offer or other similar transaction which results in all of Acquiror’s shareholders having the right to exchange their shares of Common Stock of Acquiror for cash, securities or other property; and

(j) transactions to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents both the Merger from qualifying as a transfer to a corporation controlled by transferors under Section 351 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes) and the CMR Mergers from qualifying as reorganization within the meaning of Section 368(a) of the Code (and the CMR Mergers do not qualify for similar tax-free treatment with respect to the receipt of Acquiror Securities pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in such case, solely to the extent necessary to cover any tax liability with respect to the receipt of Acquiror Securities in the CMR Mergers;

provided, however, that in the case of clauses (a) through (c), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by these Transfer restrictions.

Section 2.3 Definitions.  For the purposes of this Article II, notwithstanding the other provisions of this Agreement, the following term shall have the following meaning: “Acquiror Securities” shall mean any shares of Common Stock of Acquiror held by the Shareholder at Closing, any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock of Acquiror held by the Shareholder at Closing, or any securities convertible into or exercisable or exchangeable for Common Stock of Acquiror held by the Shareholder at Closing (in each case, after giving effect to the Transactions and which, for the avoidance of doubt, shall include the Common Shares of Acquiror issued or issuable at Closing).

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Shareholder.  The Shareholder represents and warrants as of the date hereof to Acquiror, Sponsor and the Company as follows:

(a) Organization; Due Authorization.  If the Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Shareholder’s corporate, limited liability company, or similar organizational powers and have been duly authorized by all necessary corporate, limited liability company, or similar organizational actions on the part of the Shareholder. If the Shareholder is an individual, the Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Shareholder.

(b) Ownership.  The Shareholder is the record and beneficial owner (as defined in the Securities Act), or nominee of such Persons, of, and has good title to, all of the Shareholder’s Subject Shares as set forth opposite the Shareholder’s name in Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under applicable securities Laws)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the organizational documents of CMR, (iii) the Business Combination Agreement or (iv) any applicable securities Laws. The Shareholder’s Subject Shares are the only equity securities in CMR owned of record or beneficially by the Shareholder on the date of this Agreement, and none of the Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder. Aside from the Subject Shares, the Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of CMR or any equity securities convertible into, or which can be exchanged for, equity securities of CMR.

(c) No Conflicts.  The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations hereunder will not, (i) if the Shareholder is not an individual, conflict with or result in a violation of the organizational documents of the Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Shareholder or the Shareholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of his, her or its obligations under this Agreement.

(d) Litigation.  There are no Actions pending against the Shareholder, or, to the knowledge of the Shareholder, threatened against the Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Shareholder of his, her or its obligations under this Agreement.

(e) Adequate Information.  The Shareholder is a sophisticated equityholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that Acquiror, Sponsor and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Shareholder are irrevocable.

(f) Brokerage Fees.  No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Shareholder, for which Acquiror or any of its Affiliates may become liable.

Article IV
MISCELLANEOUS

Section 4.1 Acknowledgment.  The Shareholder understands and acknowledges that each of Acquiror and the Company has entered into the Business Combination Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement.

Section 4.2 Release.  Effective as of the Effective Time, the Shareholder, on behalf of him, her or itself, his, her or its Affiliates and each of their respective assigns, heirs, beneficiaries, creditors, representatives and agents (collectively, the “Releasing Parties”), does irrevocably and fully waive, release, acquit and discharge forever the Company, Merger Sub, Acquiror, Sponsor and their respective Affiliates and present and former and direct or indirect partners, members and equity holders, directors, managers, officers, employees, principals, trustees, representatives, agents, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers and attorneys (collectively, the “Released Parties”), from any and all actions, claims, liabilities, losses, orders and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, that such Releasing Parties, or any of them, may have had in the past or may now have or may have in the future against the Released Parties, or any of them, related to events, circumstances, acts or omissions occurring, on or prior to the Effective Time that relate to or arise out of such Releasing Party’s status as a holder of equity of, or any other investment in, Acquiror and its Affiliates (including, for the avoidance of doubt, the Company) or any of their respective Affiliates, including any Subject Shares and any securities exercisable for, convertible into or otherwise issued with respect to any securities, obligations or other interests issued by Acquiror or any of its Affiliates (including, for the avoidance of doubt, the Company) that any such Releasing Party holds or has ever held or that otherwise relate to or arise out of any investment, subscription or purchase of any securities by such Releasing Party in the Company (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include, and each Releasing Party is not releasing any, (i) if such Shareholder is an employee of Acquiror or the Company, rights to accrued but unpaid salary, bonuses, expense reimbursements (in accordance with a bona fide employee expense reimbursement policy of Acquiror or the Company (as applicable)), accrued vacation and other benefits under Acquiror’s or the Company’s employee benefit plans, (ii) right to indemnification, exculpation, advancement of expense or similar rights with respect to service as a director, officer or manager or an Affiliate thereof, in each case of the foregoing, as set forth in Acquiror’s or the Company’s certificate of formation or other organizational documents, any indemnification agreement between Acquiror or the Company, on the one hand, and the Shareholder, on the other hand, or as provided by law or any directors’ and officers’ liability insurance, (iii) actions, claims, liabilities, losses, and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, arising out or related to this Agreement, or (iv) rights of the Shareholder under the Business Combination Agreement, organizational documents of Acquiror or any other agreement entered into by the Shareholder or in connection with the transactions contemplated by the Business Combination Agreement, including claims related to the enforcement of the Business Combination Agreement and the right to receive the Shareholder’s applicable portion of the Aggregate Merger Consideration (as defined in the Business Combination Agreement) (collectively, the “Excluded Claims”). The Shareholder (on behalf of him, her or itself and the other Releasing Parties) hereby agrees not to institute any proceeding against any Released Party with respect to any of the Released Claims but excluding the Excluded Claims. The Shareholder represents, warrants and acknowledges that he, she or it has consulted with counsel with respect to the execution and delivery of this release and has been fully apprised of the consequences hereof. The Shareholder agrees and acknowledges that the release in this Agreement constitutes a complete defense of any and all Released Claims, other than Excluded Claims.

Section 4.3 Termination.  This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) 180 days after the Closing, (b) the termination of the Business Combination Agreement; and (c) as to the Shareholder, the written agreement of Acquiror, the Sponsor, the Company and the Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. Notwithstanding anything to the contrary herein, this Article IV shall survive the termination of this Agreement.

Section 4.4 Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 4.5 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT, OR IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE (AND ANY APPROPRIATE APPELLATE COURT THEREFROM) (THE “DELAWARE COURTS”) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE APPLICABLE DELAWARE COURT OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THE APPLICABLE DELAWARE COURT OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 4.11.

(b) WAIVER OF TRIAL BY JURY.  EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.5.

Section 4.6 Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 4.7 Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.8 Amendment; Waiver.  This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company, the Sponsor and the Shareholder.

Section 4.9 Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.10 Notices.  All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror (prior to Closing) or the Sponsor:

Welsbach Acquisition Holdings LLC

160 S Craig Place

Lombard, Illinois 60148

Attention:	Daniel Mamadou
Chris Clower
Email:	[***]
[***]

If to the Company or Acquiror (after the Closing):

EVOLUTION METALS LLC

516 S Dixie Hwy, Unit 209

West Palm Beach, FL 33401

Attention:	David Wilcox
Email:	[***]

If to the Shareholder, to the address set forth beneath the Shareholder’s signature block on the signature pages hereto.

Section 4.11 Counterparts.  This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 4.12 Entire Agreement.  This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Shareholders, Acquiror, the Sponsor and the Company have each caused this Shareholder Lock-Up Agreement to be duly executed as of the date first written above.

SHAREHOLDER:

NiCo Metals Group, LLC

By:
Name: [____]
Address: [____]
Email: [____]

[Signature Page to NiCo Metals Group, LLC Lock Up Agreement]

Acquiror:

Welsbach Technology Metals Acquisition Corp.

By:
	Name:	Daniel Mamadou
	Title:	Chief Executive Officer

[Signature Page to NiCo Metals Group, LLC Lock Up Agreement]

SPONSOR:

Welsbach ACQUISITION HOLDINGS LLC

By:
	Name:	Christopher Clower
	Title:	Managing Member

[Signature Page to NiCo Metals Group, LLC Lock Up Agreement]

COMPANY:

EVOLUTION METALS LLC

By:
	Name:	David Wilcox
	Title:	Managing Member

Schedule I

Shareholder and Subject Shares

Shareholder	Subject Shares
NiCo Metals Group, LLC	[●]